EXHIBIT 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-4 of Freeport-McMoRan Copper & Gold Inc. of information derived from our reports with respect to the estimated proved reserves of McMoRan Exploration Co. and to all references to our firm in such Registration Statement, including the reference to our firm under the heading “Reserves.”

/S/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

August 26, 2013